Exhibit 99.1

Contact:	Patrick Kane
412-553-7833

Equitable Resources Announces 2006 Annual Earnings of $1.80 per Share

PITTSBURGH, January 25/PRNewswire-FirstCall/ — Equitable Resources, Inc. (NYSE: EQT) today announced 2006 annual earnings per diluted share (EPS) of $1.80 on net income of $220.3 million.  This compares with EPS of $2.10 on net income of $260.1 million in 2005.  Several non-operational factors, discussed below, should be considered when comparing 2006 and 2005 results, including a $110.3 million gain on the sale of Kerr-McGee Corporation (KMG) shares in 2005.

RESULTS BY SEGMENT

Equitable Utilities

Equitable Utilities had operating income of $125.2 million for 2006, compared with $98.3 million for 2005, a 27% increase.  Net revenues increased $21.6 million or 9% over the previous year.  Distribution net revenues were 9% lower as a result of record warm weather, which was 10% warmer than in 2005 and 15% warmer than the 30-year normal, as measured in heating degree-days.  Pipeline net revenues increased $18.8 million or 35% over the prior year resulting from revenue associated with the rate case settlement in the first quarter and higher gathering activity.  Marketing net revenues were $16.4 million higher than in 2005, benefiting from favorable storage asset optimization opportunities.

Total operating expenses for 2006 were 3% lower at $149.8 million, compared to $155.1 million in 2005.  Expenses planning for the acquisition of Peoples Gas and Hope Gas totaled $12.3 million in 2006.  Excluding these costs, lower pension-related expenses, lower bad debt expense and the partial reversal of a 2005 lease impairment were partially offset by higher pipeline expenses primarily associated with deferred rate-related costs and higher gathering expenses.

Operating income for the 2006 fourth quarter was $46.4 million, 23% higher than the $37.7 million earned in the year ago quarter.  Net revenues were $90.7 million, $14.8 million higher than fourth quarter 2005 revenues of $75.9 million.  Higher marketing and pipeline net revenues more than offset lower distribution net revenues resulting from warmer weather.  Operating expenses in the quarter increased $6.2 million, to $44.4 million in 2006.  The majority of that increase was due to $5.9 million spent in planning for the acquisition of Peoples Gas and Hope Gas.

Equitable Supply

Equitable Supply had operating income of $269.2 million in 2006, 8% lower than the $293.6 million in 2005. Total revenues for 2006 were $488.6 million, essentially flat in comparison with 2005 revenues.  Lower commodity prices offset increased revenues from higher gathering rates and higher production sales volumes.  Average well-head sales price declined 7% from $5.17 to $4.83 per Mcfe.  Production sales volumes increased by 2.3 Bcfe to 76.2 Bcfe.  Excluding 1.5 Bcfe from wells sold in May 2005, sales volumes increased by slightly over 5%.  Higher gathering revenues were driven by a 24% increase in average gathering rates, partially offset by lower throughput resulting from volumes now reported at Utilities and volumes from properties sold in 2005.

Operating expenses increased from $195.6 million in 2005 to $219.4 million in 2006.  Selling, general and administrative expenses were $9.2 million higher as the Company recorded reserves for a royalty dispute in West Virginia and bad debt costs totaling $9.9 million.  Gathering and compression expense and depreciation, depletion and amortization expense were also higher, consistent with higher overall operating activity levels.  Gathering and compression expense also included $3.3 million of pension and other post retirement benefits charges, in the fourth quarter, for an early retirement program.

Operating income for the 2006 fourth quarter totaled $68.5 million, $16.7 million lower than the $85.2 million of operating income in the fourth quarter 2005.  Significantly lower commodity prices more than offset increased sales volumes.  Operating expenses totaled $57.3 million, $6.0 million higher than last year.  The factors driving increased costs for the full year also apply to the fourth quarter results; partially offsetting these increases were lower production taxes resulting from lower natural gas prices.

During 2006, the Company drilled 560 gross operated wells, including 5 horizontal wells, and 95 non-operated wells.  The Company expects to drill approximately 650 gross operated wells in 2007, including at least 25 horizontal wells, a 16% increase.  Sales volumes are estimated to be between 80 and 81 Bcfe in 2007.

Other Business

2006 Capital Expenditures

Equitable invested $405 million in capital projects during 2006.  This included $200 million for well development, $137 million for Supply infrastructure, $65 million for Equitable Utilities, and $3 million for Headquarters.

2007 Capital Budget

Equitable forecasts $588 million of capital commitments for 2007.  This forecast includes $237 million for well development, $256 million for Supply infrastructure, $92 million for Equitable Utilities and $3 million for Headquarters.

Hedging

There was no change to the Company’s hedge position during the quarter.  The approximate volumes and prices of Equitable’s hedges for 2007 through 2009 are:

Swaps	2007	2008	2009
Total Volume (Bcf)	56	54	38
Average Price per Mcf (NYMEX)*	$4.74	$4.64	$5.90

Collars	2007	2008	2009
Total Volume (Bcf)	10	10	10
Average Floor Price per Mcf (NYMEX)*	$7.61	$7.61	$7.61
Average Cap Price per Mcf (NYMEX)*	$11.27	$11.27	$11.27

*    The above price is based on a conversion rate of 1.05 MMbtu/Mcf

Dividend

On January 24, 2007, the Board of Directors of Equitable Resources declared a regular quarterly cash dividend of 22 cents per share, payable March 1, 2007 to shareholders of record on February 9, 2007.

2005 Items

Kerr-McGee Corp.

In 2005, Equitable sold approximately 7 million KMG shares resulting in a net pre-tax gain of $110.3 million.  These totals include 0.7 million shares sold in the fourth quarter for a gain of $30.0 million.

Executive Performance Incentive Programs

Executive Performance Incentive Program expenses were $5.4 million for the quarter and $21.1 million for the year and $13.9 million and $43.8 million, respectively, for 2005.  There were two programs in effect during 2005 but only one program in 2006.

Tax

During 2005, the Company completed its review and implementation of the American Jobs Creation Act of 2004.  The Company recognized a $15.3 million tax loss disallowance under Section 162(m) of the Internal Revenue Code of 1986.

Office Consolidation

In 2005, the Company completed its relocation to a new office building.  The Company recognized a loss of $7.8 million in 2005 related to the move, of which $3.8 million was allocated to Utilities.  Utilities reversed $2.4 million of the loss in the second quarter 2006 when it reutilized some of the vacated office space.

NORESCO

In December 2005, Equitable sold NORESCO for approximately $82 million.  The sale resulted in reclassifying NORESCO as “discontinued operations.”  With amounts recorded net of tax, Equitable recorded income from discontinued operations in 2005 of $1.5 million.  In the fourth quarter 2006, Equitable recorded income from discontinued operations of $4.3 million, primarily resulting from a reduced tax liability on the sale.

Operating Income

The Company reports operating income by segment in this press release.  Both interest and income taxes are controlled on a consolidated, corporate-wide basis, and are not allocated to the segments.

The following table reconciles operating income by segment as reported in this press release to the consolidated operating income reported in the Company’s financial statements:

	Three Months Ended December 31,		Year Ended December 31,
	2006	2005	2006	2005
Operating income (thousands):
Equitable Utilities	$46,351	$37,672	$125,209	$98,254
Equitable Supply	68,508	85,157	269,164	293,581
Unallocated expenses	(5,247)	(14,361)	(21,850)	(48,023)
Operating Income	$109,612	$108,468	$372,523	$343,812

Other segment financial measures identified in this press release are reconciled to the most comparable financial measures calculated in accordance with GAAP on the attached operational and financial reports.

Equitable’s teleconference with securities analysts, which begins at 10:30 a.m. Eastern Time today, will be broadcast live via Equitable’s website, http://www.eqt.com and will be available for replay for a seven day period.

Equitable Resources is an integrated energy company with emphasis on Appalachian area natural gas supply, transmission and distribution.  For information please visit www.eqt.com.

Equitable Resources management speaks to investors from time to time.  Slides for these discussions will be available online via Equitable’s website.  The slides may be updated periodically.

Forward-Looking Statements

Disclosures in this press release contain forward-looking statements.  Statements that do not relate strictly to historical or current facts are forward-looking.  Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include the expectations of plans, strategies, objectives and growth and anticipated financial and operational performance of the Company and its subsidiaries, including guidance regarding the Company’s drilling programs and initiatives, infrastructure projects, production and sales volumes, capital expenditures, capital budget, the pending acquisition of The Peoples Natural Gas Company and Hope Gas, Inc. and the financing of that acquisition, and the Company’s move to a holding company structure.  A variety of factors could cause the Company’s actual results to differ materially from the anticipated results or other expectations expressed in the Company’s forward-looking statements.  The risks and uncertainties that may affect the operations, performance and results of the Company’s business and forward-looking statements include, but are not limited to, those set forth under Item 1A, “Risk Factors” of the Company’s most recently filed Form 10-K.

Any forward-looking statement speaks only as of the date on which such statement is made and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise.

EQUITABLE RESOURCES, INC. AND SUBSIDIARIES
STATEMENTS OF CONSOLIDATED INCOME (UNAUDITED)
(Thousands except per share amounts)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2006	2005	2006	2005

Operating revenues	$353,783	$392,882	$1,267,910	$1,253,724
Cost of sales	137,244	180,565	504,329	511,169
Net operating revenues	216,539	212,317	763,581	742,555

Operating expenses:
Operation and maintenance	30,368	23,770	104,620	95,369
Production	15,308	16,960	63,273	61,483
Selling, general and administrative	35,292	39,165	125,951	140,529
Office consolidation impairment charges	—	—	(2,908)	7,835
Depreciation, depletion and amortization	25,959	23,954	100,122	93,527
Total operating expenses	106,927	103,849	391,058	398,743

Operating income	109,612	108,468	372,523	343,812

Gain on sale of available-for-sale securities, net	—	30,023	—	110,280

Equity in earnings of nonconsolidated investments	140	349	260	762

Other income, net	—	—	—	1,195

Interest expense	11,810	11,330	47,052	44,437
Income from continuing operations before income taxes	97,942	127,510	325,731	411,612
Income taxes	29,980	47,491	109,706	153,038
Income from continuing operations	67,962	80,019	216,025	258,574
Income (loss) from discontinued operations, net of tax of ($3,246) for the three months and year ended December 31, 2006 and $5,029 and $10,485 for the three months and year ended December 31, 2005, respectively	4,261	(7,180)	4,261	1,481

Net income	$72,223	$72,839	$220,286	$260,055

Earnings per share of common stock:
Basic:
Weighted average common shares outstanding	120,629	120,392	120,124	121,099
Income from continuing operations	$0.56	$0.67	$1.79	$2.14
Income (loss) from discontinued operations	0.04	(0.06)	0.04	0.01
Net income	$0.60	$0.61	$1.83	$2.15

Diluted:
Weighted average common shares outstanding	122,426	122,791	122,113	123,715
Income from continuing operations	$0.56	$0.65	$1.77	$2.09
Income (loss) from discontinued operations	0.03	(0.06)	0.03	0.01
Net income	$0.59	$0.59	$1.80	$2.10

(A)      Due to the seasonal nature of the Company's natural gas distribution and energy marketing business, and the volatility of gas and oil commodity prices, the interim statements for the three month period are not indicative of results for a full year.

EQUITABLE UTILITIES

OPERATIONAL AND FINANCIAL REPORT

(UNAUDITED)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2006	2005	2006	2005

OPERATIONAL DATA
Heating degree days (30-year average: Qtr - 2,070; YTD - 5,829)	1,750	2,078	4,976	5,543

Residential sales and transportation volume (MMcf)	6,846	7,842	21,014	24,680
Commercial and industrial volume (MMcf)	5,982	7,110	23,841	25,368
Total throughput (MMcf) - Distribution	12,828	14,952	44,855	50,048

Net Operating revenues (thousands):
Distribution (regulated)
Residential	$27,443	$29,686	$92,497	$102,457
Commercial & industrial	12,825	13,304	42,519	46,857
Other	2,628	1,508	8,319	7,544
Total distribution operations	42,896	44,498	143,335	156,858
Pipeline (regulated)	18,272	16,492	72,586	53,767
Marketing	29,567	14,872	59,089	42,739
Total	$90,735	$75,862	$275,010	$253,364

Operating expenses as a % of net operating revenues	48.92%	50.34%	54.47%	61.22%

Operating income (thousands):
Distribution (regulated)	$9,279	$17,424	$34,807	$40,322
Pipeline (regulated)	8,297	6,280	33,240	17,345
Marketing	28,775	13,968	57,162	40,587
Total	$46,351	$37,672	$125,209	$98,254

Capital expenditures (thousands)	$19,431	$21,066	$64,974	$61,349

FINANCIAL DATA (Thousands)
Distribution revenues (regulated)	$122,535	$164,590	$445,168	$469,102
Pipeline revenues (regulated)	18,592	20,258	74,010	57,534
Marketing revenues	117,435	119,745	380,149	365,625
Less: intrasegment revenues	(14,726)	(8,820)	(56,163)	(45,804)
Total operating revenues	243,836	295,773	843,164	846,457

Purchased gas costs	153,101	219,911	568,154	593,093
Net operating revenues	90,735	75,862	275,010	253,364

Operating expenses:
Operating and maintenance	15,892	14,333	58,186	57,315
Selling, general and administrative	21,241	16,357	65,280	66,080
Office consolidation impairment charges	—	—	(2,396)	3,841
Depreciation, depletion and amortization	7,251	7,500	28,731	27,874
Total operating expenses	44,384	38,190	149,801	155,110

Operating income	$46,351	$37,672	$125,209	$98,254

EQUITABLE SUPPLY

OPERATIONAL AND FINANCIAL REPORT

(UNAUDITED)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2006	2005	2006	2005

OPERATIONAL DATA

Capital expenditures (thousands)	$131,350	$62,747	$336,748	$264,095

Production:
Total sales volumes (MMcfe)	19,270	18,417	76,156	73,909
Average (well-head) sales price ($/Mcfe)	$4.88	$5.73	$4.83	$5.17

Company usage, line loss (MMcfe)	1,286	1,216	5,215	4,897

Natural gas inventory usage, net (MMcfe)	—	—	—	(51)

Natural gas and oil production (MMcfe)	20,556	19,633	81,371	78,755

Lease operating expense excluding production taxes ($/Mcfe)	$0.30	$0.24	$0.30	$0.29
Production taxes ($/Mcfe)	$0.45	$0.62	$0.48	$0.49
Production depletion ($/Mcfe)	$0.62	$0.58	$0.62	$0.59

Gathering:
Gathered volumes (MMcfe)	28,319	29,705	108,592	121,044
Average gathering fee ($/Mcfe)	$1.04	$0.96	$1.02	$0.82
Gathering and compression expense ($/Mcfe)	$0.51	$0.32	$0.42	$0.31
Gathering and compression depreciation ($/Mcfe)	$0.14	$0.13	$0.14	$0.12

(in thousands)
Production operating income	$59,492	$73,852	$231,849	$260,931
Gathering operating income	9,016	11,305	37,315	32,650
Total	$68,508	$85,157	$269,164	$293,581

Production depletion	$12,711	$11,325	$50,330	$46,750
Gathering and compression depreciation	4,012	3,827	15,411	14,312
Other depreciation, depletion and amortization	1,700	1,104	4,759	3,835
Total depreciation, depletion and amortization	$18,423	$16,256	$70,500	$64,897

FINANCIAL DATA (Thousands)
Production revenues	$96,485	$108,024	$377,626	$390,290
Gathering revenues	29,319	28,431	110,945	98,901
Total revenues	125,804	136,455	488,571	489,191

Operating expenses:
Lease operating expense excluding production taxes	6,077	4,695	24,620	23,195
Production taxes	9,231	12,265	38,653	38,288
Gathering and compression	14,313	9,479	45,860	38,101
Selling, general and administrative	9,252	8,603	39,774	30,610
Office consolidation impairment charges	—	—	—	519
Depreciation, depletion and amortization	18,423	16,256	70,500	64,897
Total operating expenses	57,296	51,298	219,407	195,610

Operating income	$68,508	$85,157	$269,164	$293,581